UMB SCOUT TAX-FREE MONEY MARKET FUND, INC.
A special meeting of the shareholders of the UMB Scout Tax Free Money
 Market Fund, Inc. was
held on March 29, 2005.
The matters voted on by the shareholders of record as of January 31, 2005, and the results of the
vote at the shareholder meeting held
March 29, 2005, were as follows:
1. To approve the election of each of the six individuals nominated to serve on the Board.
NOMINEE AFFIRMATIVE WITHHELD TOTAL
William E. Hoffman, D.D.S. . 102,802,074.030 264,065.910 103,066,139.940
Eric T. Jager . . . . . . . .102,802,074.030 264,065.910 103,066,139.940
Stephen H. Rose . . . . . . .102,733,476.030 332,663.910 103,066,139.940
Stuart Wien . . . . . . . . .102,802,074.030 264,065.910 103,066,139.940
Andrea F. Bielsker . . . . . 102,802,074.030 264,065.910 103,066,139.940
William B. Greiner . . . . . 102,802,074.030 264,065.910 103,066,139.940
2. To approve an Agreement and Plan of Reorganization, pursuant to which the Fund, organized
as a Maryland corporation, would be
reorganized as a separate series of the Trust.
FUND AFFIRMATIVE AGAINST ABSTAIN BROKER NON VOTES TOTAL
Tax Free Money Market Fund . . . . . . . . . . . . 98,219,583.030
2,410,393.910 244,694.000 2,191,469.000
103,066,139.940
3. To approve a new investment advisory agreement for the Fund.
FUND AFFIRMATIVE AGAINST ABSTAIN BROKER NON VOTES TOTAL
Tax Free Money Market Fund . . . . . . . . . . . . 100,452,501.090
2,368,944.850 244,694.000 0.000 103,066,139.940
4. To approve the modification or reclassification of certain fundamental investment restrictions relating to
MATTER FUND AFFIRMATIVE AGAINST ABSTAIN BROKER NON VOTES TOTAL
4A Senior securities and borrowing Tax Free MM Fund 98,089,032.510
 2,495,056.850 290,581.580 2,191,469.000
103,066,139.940
4B Underwriting securities Tax Free MM Fund 98,089,133.420 2,368,843.940 416,693.580 2,191,469.000
103,066,139.940
4C Real estate Tax Free MM Fund 98,089,133.420 2,494,955.940 290,581.580
 2,191,469.000 103,066,139.940
4D Lending Tax Free MM Fund 98,089,133.420 2,368,843.940 416,693.580
 2,191,469.000 103,066,139.940
4E Concentration of investments Tax Free MM Fund 98,089,133.420 2,494,955.940
 290,581.580 2,191,469.000
103,066,139.940
4F Commodities Tax Free MM Fund 98,089,032.510 2,368,944.850 416,693.580
2,191,469.000 103,066,139.940
4G Reclassification of certain Tax Free MM Fund 98,070,284.420 2,368,843.940
 435,542.580 2,191,469.000
103,066,139.940
fundamental restrictions as
non fundamental
J U N E 3 0 , 2 0 0 5 65
5. To approve the redesignation of certain investment objectives from fundamental
 to non
fundamental.
FUND AFFIRMATIVE AGAINST ABSTAIN BROKER NON VOTES TOTAL
Tax Free Money Market Fund . . . . . . . . . . . . 97,879,183.030 2,750,793.910
 244,694.000 2,191,469.000
103,066,139.940
6. To approve the redesignation of certain investment policies from fundamental to non fundamental.
FUND AFFIRMATIVE AGAINST ABSTAIN BROKER NON VOTES TOTAL
Tax Free Money Market Fund . . . . . . . . . . . . 97,963,081.030 2,648,046.910
 263,543.000 2,191,469.000
103,066,139.940